Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-270248) on Form S-3 ASR and (Nos. 333-211787, 333-167623, 333-143126, 333-143125, 333-143124, 333-119987 and 333-216768) on Form S-8 of CubeSmart and (No. 333-270248-01) of CubeSmart, L.P. of our reports dated February 29, 2024, with respect to the consolidated financial statements of CubeSmart and CubeSmart, L.P. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 29, 2024